PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

The following unaudited pro forma condensed consolidated balance sheet information and statements of operations information (collectively, the “Pro Forma Financial Information”) are based upon the previously reported consolidated financial statements of Springleaf Holdings, Inc. (“SHI” or, collectively with its subsidiaries, the “Company”). The Pro Forma Financial Information has been prepared to illustrate the effect of the following asset sale transactions:

•
The Securitization Assets Sale (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein) by SHI’s indirect wholly owned subsidiary Springleaf Finance Corporation (“SFC”) and the Depositors (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein), to Credit Suisse Securities (USA) LLC and certain of its affiliates (“Credit Suisse”) and the MSR Sale (as defined in Note 1 of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information herein) by SFC and MorEquity, Inc. (“MorEquity”), a wholly owned subsidiary of SFC, to Nationstar Mortgage LLC (“Nationstar”), both of which were completed on August 29, 2014. The total purchase price for these transactions was approximately $1.67 billion, of which approximately $1.63 billion relates to the Securitization Assets Sale, and approximately $39 million relates to the MSR Sale.

•
The 2006-1 Securitization Assets Sale (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein) by the Company to an unaffiliated third party, for a purchase price of approximately $9.5 million.

•
The sale of certain performing and non-performing mortgage loans by certain indirect subsidiaries of SHI to Credit Suisse, completed on September 30, 2014 (the “September Whole Loan Sales”). The purchase price for the September Whole Loan Sales was approximately $795 million. This amount includes a holdback provision of $120 million and advances of approximately $1.6 million.

•
The sale of a portion of the remaining performing and non-performing mortgage loans by certain indirect subsidiaries of SHI to Credit Suisse, completed on November 7, 2014 (the “November Whole Loan Sales”). The purchase price for the November Whole Loan Sales was approximately $270 million. This amount includes a holdback provision of $34 million, as described in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information. The Securitization Assets Sale, together with the MSR Sale, the 2006-1 Securitization Assets Sale, the September Whole Loan Sales, and the November Whole Loan Sales are referred to as the “Asset Sale.” The total purchase price for the Asset Sale including the aforementioned proceeds from the Securitization Assets Sale, MSR Sale, 2006-1 Sale, September Whole Loan Sales, and November Whole Loan Sales is approximately $2.7 billion, as described in SHI’s accompanying Form 8-K.

•
Prior Dispositions (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein), including (i) the sale by Third Street Funding LLC, SFC’s wholly owned subsidiary, of its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2009 for approximately $737.2 million which closed on March 31, 2014 (the “Third Street Disposition”), (ii) the sale of certain performing and non-performing real estate loans by MorEquity for approximately $79 million which closed on March 31, 2014 (the “MorEquity Disposition”), and (iii) the sale by Sixth Street Funding LLC, a wholly owned subsidiary of SFC, of its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2010 for approximately $263.7 million which closed on June 30, 2014 (the “Sixth Street Disposition”).

See Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein for a description of the Asset Sale and the Prior Dispositions (collectively, the “Dispositions”).

The pro forma effect of the Dispositions is reflected in the Pro Forma Financial Information as follows:

•
Unaudited pro forma condensed consolidated balance sheet information as of June 30, 2014 - prepared by including the Company’s unaudited previously reported condensed consolidated balance sheet as of June 30, 2014, adjusted to give pro forma effect to the Asset Sale as if it had been consummated on that date. The Prior Dispositions have already been reflected in our condensed consolidated balance sheet as of June 30, 2014.

•
Unaudited pro forma condensed consolidated statement of operations information for the six months ended June 30, 2014 - prepared by including the Company’s unaudited previously reported condensed consolidated statement of operations for the six months ended June 30, 2014, adjusted to give pro forma effect to the Dispositions as if they had been consummated on January 1, 2013.

•
Unaudited pro forma condensed consolidated statement of operations information for the year ended December 31, 2013 - prepared by including the Company’s previously reported consolidated statement of operations for year ended December 31, 2013, adjusted to give pro forma effect to the Dispositions as if they had been consummated on January 1, 2013.

The previously reported consolidated financial statements referred to above were included in SHI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, as applicable, each previously filed with the Securities and Exchange Commission (the “SEC”). The accompanying Pro Forma Financial Information presented herein should be read in conjunction with the Company’s previously reported consolidated financial statements and notes thereto.

The Pro Forma Financial Information includes pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Prior Dispositions or the Asset Sale, as the case may be, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results. See Note 3 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein for a description of each pro forma adjustment.

The Pro Forma Financial Information was prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred if the Prior Dispositions or the Asset Sale, as the case may be, had been completed on the dates indicated, nor is it indicative of the future financial position or results of operations of the Company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the Pro Forma Financial Information.

The Pro Forma Financial Information does not reflect future events that may occur after the Prior Dispositions or the Asset Sale, including potential general and administrative cost savings or use of proceeds from the sales or future asset sales that may occur after the Prior Dispositions or the Asset Sale, as the case may be, but for which terms are unknown at the time of the filing of this Form 8-K. In the opinion of management, all adjustments necessary to reflect the effects of the Prior Dispositions and the Asset Sale, described in the notes to the unaudited pro forma condensed consolidated financial statements have been included and are based upon available information and assumptions that the Company believes are reasonable.

SPRINGLEAF HOLDINGS, INC AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet Information (Unaudited)

(dollars in thousands)	As Reported (A)	Securitization Assets and MSR Sales (B)		2006-1 Securitization Asset Sale (B)		September Whole Loan Sales (C)		November Whole Loan Sales (C)		Pro Forma

Assets

Cash and cash equivalents	$891,341	$1,667,826	(D),(E)	$9,555	(D)	$716,845	(D)	$235,775	(D)	$3,521,342
Investment securities	657,483	—		—		—		—		657,483
Net finance receivables:
Personal loans	3,407,328	—		—		—		—		3,407,328
SpringCastle Portfolio	2,202,380	—		—		—		—		2,202,380
Real estate loans	6,341,257	(4,154,422)	(F)	(90,953)	(F)	(840,683)	(G)	(283,124)	(G)	972,075
Retail sales finance	68,426	—		—		—		—		68,426
Net finance receivables	12,019,391	(4,154,422)		(90,953)		(840,683)		(283,124)		6,650,209
Allowance for finance receivable losses	(368,272)	118,373	(H)	285	(H)	59,977	(H)	22,974	(H)	(166,663)
Net finance receivables, less allowance for finance receivable losses	11,651,119	(4,036,049)		(90,668)		(780,706)		(260,150)		6,483,546
Restricted cash	487,160	(172,793)	(I)	(1,532)	(I)	—		—		312,835
Other assets	396,255	(25,940)	(J)	(734)	(J)	70,407	(J)	30,522	(J)	470,510

Total assets	$14,083,358	$(2,566,956)		$(83,379)		$6,546		$6,147		$11,445,716

Liabilities and Shareholders’ Equity

Long-term debt	$11,261,023	$(3,156,007)	(K)	$(108,161)	(K)	$—		$—		$7,996,855
Insurance claims and policyholder liabilities	412,492	(3,108)	(E)	—		(622)	(E)	(207)	(E)	408,555
Deferred and accrued taxes	142,174	223,450	(L)	9,302	(L)	4,531	(L)	3,014	(L)	382,471
Other liabilities	202,041	(18,361)	(M)	(632)	(M)	(5,211)	(M)	(1,882)	(M)	175,955
Total liabilities	12,017,730	(2,954,026)		(99,491)		(1,302)		925		8,963,836

Shareholders’ equity:
Common stock	1,148	—		—		—		—		1,148
Additional paid-in capital	527,708	—		—		—		—		527,708
Accumulated other comprehensive income	37,819	—		—		—		—		37,819
Retained earnings	1,111,403	387,070	(N)	16,112	(N)	7,848	(N)	5,222	(N)	1,527,655
Springleaf Holdings, Inc. shareholders’ equity	1,678,078	387,070		16,112		7,848		5,222		2,094,330
Non-controlling interests	387,550	—		—		—		—		387,550
Total shareholders’ equity	2,065,628	387,070		16,112		7,848		5,222		2,481,880

Total liabilities and shareholders’ equity	$14,083,358	$(2,566,956)		$(83,379)		$6,546		$6,147		$11,445,716

See Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

SPRINGLEAF HOLDINGS, INC AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited)

(dollars in thousands except earnings (loss) per share)	As Reported (A)	Securitization Assets and MSR Sales (O)		Securitization 2006-1 Asset Sale (O)		September Whole Loan Sales (P)		November Wholes Loan Sales (P)		Prior Disposition (Q)		Pro Forma

Six months ended June 30, 2014

Interest income	$1,085,387	$(215,423)	(R)	$(5,468)	(R)	$(44,001)	(R)	$(14,798)	(R)	$(49,432)	(S)	$756,265

Interest expense	396,721	(51,321)	(T)	(2,877)	(T)	—		—		(7,636)	(U)	334,887

Net interest income	688,666	(164,102)		(2,591)		(44,001)		(14,798)		(41,796)		421,378

Provision for finance receivable losses	276,225	(48,457)	(V)	(1,328)	(V)	(13,424)	(V)	(4,956)	(V)	(9,158)	(W)	198,902

Net interest income after provision for finance receivable losses	412,441	(115,645)		(1,263)		(30,577)		(9,842)		(32,638)		222,476

Other revenues:
Insurance	81,106	(5,318)	(X)	(109)	(X)	(1,085)	(X)	(361)	(X)	—		74,233
Investment	20,083	—		—		—		—		—		20,083
Net loss on repurchase and repayments of debt	(6,615)	—		—		—		—		—		(6,615)
Net loss on fair value adjustments on debt	(16,385)	—		(53)	(Z)	—		—		—		(16,438)
Net gain on sales of real estate loans and related trust	89,986	—		—		—		—		(89,986)	(AA)	—
Other	4,572	675	(AB)	74	(AB)	—		—		(110)	(AB)	5,211
Total other revenues	172,747	(4,643)		(88)		(1,085)		(361)		(90,096)		76,474

Other expenses:
Operating expenses:
Salaries and benefits	183,802	(4,226)	(AC)	(95)	(AC)	(821)	(AC)	(279)	(AC)	(881)	(AC)	177,500
Other operating expenses	117,772	(8,802)	(AD)	(198)	(AD)	(1,710)	(AD)	(580)	(AD)	(1,836)	(AE)	104,646
Insurance losses and loss adjustment expenses	37,032	(3,266)	(X)	—		(653)	(X)	(218)	(X)	—		32,895
Total other expenses	338,606	(16,294)		(293)		(3,184)		(1,077)		(2,717)		315,041

Income (loss) before provision (benefit from) income taxes	246,582	(103,994)		(1,058)		(28,478)		(9,126)		(120,017)		(16,091)

Provision for (benefit from) income taxes	75,272	(38,062)	(AF)	(387)	(AF)	(10,423)	(AF)	(3,340)	(AF)	(43,926)	(AF)	(20,866)

Net income (loss)	171,310	(65,932)		(671)		(18,055)		(5,786)		(76,091)		4,775

Net income attributable to non-controlling interests	46,597	—		—		—				—		46,597

Net income (loss) attributable to Springleaf Holdings, Inc.	$124,713	$(65,932)		$(671)		$(18,055)		$(5,786)		$(76,091)		$(41,822)

Share Data:
Weighted average number of shares
Basic	114,788,439											114,788,439
Diluted	115,160,440											115,160,440
Earnings (loss) per share:
Basic	$1.09											$(0.36)
Diluted	$1.08											$(0.36)

See Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

SPRINGLEAF HOLDINGS, INC AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited)

(dollars in thousands except loss per share)	As Reported (A)	Securitization Assets and MSR Sales (O)		2006-1 Securitization Asset Sale (O)		September Whole Loan Sales (P)		November Whole Loan Sales (P)		Prior Dispositions (Q)		Pro Forma

Year Ended December 31, 2013

Interest income	$2,154,078	$(444,703)	(R)	$(12,380)	(R)	$(87,150)	(R)	$(29,746)	(R)	$(152,434)	(S)	$1,427,665

Interest expense	919,749	(90,700)	(T)	(6,038)	(T)	—		—		(30,422)	(U)	792,589

Net interest income	1,234,329	(354,003)		(6,342)		(87,150)		(29,746)		(122,012)		635,076

Provision for finance receivable losses	527,661	(119,002)	(V)	(764)	(V)	(45,641)	(V)	(17,584)	(V)	(27,152)	(W)	317,518

Net interest income after provision for finance receivable losses	706,668	(235,001)		(5,578)		(41,509)		(12,162)		(94,860)		317,558

Other revenues:
Insurance	148,179	(11,803)	(X)	—		(2,409)	(X)	(804)	(X)	—		133,163
Investment	35,132	—		—		—		—		—		35,132
Net loss on repurchases and repayments of debt	(41,716)	—		—		—		—		(476)	(Y)	(42,192)
Net gain (loss) on fair value adjustments on debt	6,055	—		(520)	(Z)	—		—		—		5,535
Other	5,410	562	(AB)	19	(AB)	—		—		2,438	(AB)	8,429
Total other revenues	153,060	(11,241)		(501)		(2,409)		(804)		1,962		140,067

Other expenses:
Operating expenses:
Salaries and benefits	463,920	(7,238)	(AC)	(177)	(AC)	(1,360)	(AC)	(487)	(AC)	(2,374)	(AC)	452,284
Other operating expenses	253,372	(20,151)	(AD)	(493)	(AD)	(3,786)	(AD)	(1,355)	(AD)	(6,610)	(AE)	220,977
Insurance losses and loss adjustment expenses	64,879	(5,065)	(X)	—		(1,034)	(X)	(345)	(X)	—		58,435
Total other expenses	782,171	(32,454)		(670)		(6,180)		(2,187)		(8,984)		731,696

Income (loss) before provision for (benefit from) income taxes	77,557	(213,788)		(5,409)		(37,738)		(10,779)		(83,914)		(274,071)

Benefit from income taxes	(16,185)	(78,246)	(AF)	(1,980)	(AF)	(13,812)	(AF)	(3,945)	(AF)	(30,713)	(AF)	(144,881)

Net income (loss)	93,742	(135,542)		(3,429)		(23,926)		(6,834)		(53,201)		(129,190)

Net income attributable to non-controlling interests	113,043	—		—		—		—				113,043

Net loss attributable to Springleaf Holdings, Inc.	$(19,301)	$(135,542)		$(3,429)		$(23,926)		$(6,834)		$(53,201)		$(242,233)

Share Data:
Weighted average number of shares outstanding:
Basic and diluted	102,917,172											102,917,172
Earnings (loss) per share:
Basic and diluted	$(0.19)											$(2.35)

See Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

SPRINGLEAF HOLDINGS, INC. AND SUBSIDIARIES
Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited)

1. Description of Transactions

SECURITIZATION ASSETS AND MSR SALES

The “Securitization Assets Sale”

Eighth Street Funding, LLC, Eleventh Street Funding, LLC, Twelfth Street Funding, LLC, Fourteenth Street Funding, LLC, Fifteenth Street Funding, LLC, Seventeenth Street Funding, LLC, and Nineteenth Street Funding, LLC, (collectively, the “Depositors”) are special purpose vehicles, which are wholly owned by SHI’s indirect wholly owned subsidiary SFC. From 2011 through 2013, the Depositors completed seven private securitization transactions in which the Depositors sold certificates backed by mortgage loans of the Springleaf Mortgage Loan Trust (“SMLT”) 2011-1, SMLT 2012-1, SMLT 2012-2, SMLT 2012-3, SMLT 2013-1, SMLT 2013-2, and SMLT 2013-3 (each, a “Trust”, and the issuance of the Securities by each Trust, a “Springleaf Transaction”).

On August 6, 2014, the Depositors and SFC entered into an agreement to sell, subject to certain closing conditions, certain mortgage-backed notes (the “Notes”) and trust certificates (together with the Notes, the “Securities”), the rights to receive any funds remaining in the reserve account established for each Springleaf Transaction, and certain related rights, representing substantially all of the Company’s remaining interests in the Trusts, to Credit Suisse for an aggregate purchase price of approximately $1.63 billion.

The Depositors completed the Securitization Assets Sale on August 29, 2014. The Depositors and SFC retained substantially no interests in the Trusts, and, as a result, the Securitization Assets Sale was accounted for as a sale of the real estate loans included in the Securities, which had a carrying value of $4.04 billion as of June 30, 2014 (after the basis adjustment for the related allowance for finance receivable losses), and the deconsolidation of previously issued securitized interests, which were reported in long-term debt, as well as the deconsolidation of the respective securitization trusts as we no longer were their primary beneficiary.

The “MSR Sale”

Additionally, in a separate transaction on August 6, 2014, SFC and its wholly owned subsidiary, MorEquity, Inc. (collectively, the “Sellers”), entered into a Mortgage Servicing Rights Purchase and Sale Agreement, dated and effective as of August 1, 2014, with Nationstar, pursuant to which the Sellers agreed to sell to Nationstar for an aggregate purchase price of approximately $39 million, plus reimbursable servicing advances to be agreed upon by the Sellers and Nationstar, all of their rights and responsibilities as servicer, primary servicer and/or master servicer of the mortgage loans underlying the Sellers’ securitizations during 2011, 2012 and 2013 (each a “Pool” and collectively, the “Pools”) with an aggregate unpaid principal balance of approximately $5 billion, and Nationstar has agreed to assume on and after the effective date all of the Sellers’ rights and responsibilities as servicer, primary servicer and/or master servicer, as applicable, for each Pool arising and to be performed on and after the sale date, which includes, among other things, the right to receive the related servicing fee on a monthly basis. The sale transaction for each Pool closed on August 29, 2014. The servicing for each Pool was transferred on September 30, 2014. From the closing of the sale transaction on August 29, 2014, until the servicing transfer on September 30, 2014, the Company continued to service certain loans on behalf of Nationstar under an interim servicing agreement. Approximately 50% of the proceeds of the MSR Sale were received on August 29, 2014. For each Pool, 40% of the proceeds of the MSR Sale were received on

October 23, 2014, while the remaining 10% will be subject to a holdback for resolution of missing documentation and other customary conditions, and received no later than 120 days after the date of transfer of servicing, subject to resolution of those conditions. On October 23, 2014, the Company received $16 million related to the 40% proceeds noted above. Investment funds managed by affiliates of Fortress Investment Group LLC indirectly own a majority interest in Nationstar. Wesley R. Edens and Roy A. Guthrie, members of the Company’s board of directors, also serve as members of Nationstar’s board of directors.

The “2006-1 Securitization Assets Sale”

On July 31, 2014, Second Street Funding LLC, an indirect subsidiary of SHI, entered into an agreement to sell certain mortgage-backed notes and trust certificates issued by American General Mortgage Loan Trust (“AGMLT”) 2006-1 (a “Trust”) to an unaffiliated third party for purchase price of $9.5 million, subject to customary closing conditions. This transaction was presented in the Form 8-K filed with the SEC on September 5, 2014 (the “September 8-K”), as the Probable 2006-1 Securitization Assets Sale.

The Company completed the 2006-1 Securitization Assets Sale on September 30, 2014. On that date, Second Street Funding LLC sold mortgage-backed notes and trust certificates related to the AGMLT 2006-1 Trust for an aggregate purchase price of approximately $9.5 million. The Company retained substantially no interest in the AGMLT 2006-1 Trust, and, as a result, the 2006-1 Securitization Assets Sale is accounted for as a sale of the real estate loans included within the AGMLT 2006-1 Trust, which had a carrying value of $90.7 million as of June 30, 2014 (after the basis adjustment for the related allowance for finance receivable losses), and we deconsolidated the securitization trust holding the underlying real estate loans and previously issued securitized interests which were reported in long-term debt, as well as the deconsolidation of the AGMLT 2006-1 Trust as we no longer were the primary beneficiary.

In conjunction with the Securitization Assets Sale, the MSR Sale, and the 2006-1 Securitization Assets Sale, the Company has closed its operational locations in Dallas, Texas, Rancho Cucamonga, California, and Wesley Chapel, Florida, and has eliminated certain staff positions in our Evansville, Indiana, location. In total, approximately 300 staff positions were eliminated. However, the total reduction in workforce was approximately 170 employees, as 130 employees have been transferred into other positions with the Company not related to real estate lending or servicing activities at Springleaf. The Company further facilitated the transition of approximately 100 of the terminated employees to Nationstar.

The Company’s insurance subsidiaries have written certain insurance policies on properties collateralizing the loans that have been deconsolidated or disposed of in the Securitization Assets Sale, 2006-1 Securitization Assets Sale, as well the September Whole Loan Sales and November Whole Loan Sales, which are referenced below. As part of the disposition, the insurance policies associated with the sold loans have been or will be cancelled.

WHOLE LOAN SALES

The “September Whole Loan Sales”

In the September Form 8-K filed with the SEC on September 5, 2014, the Company discussed a planned sale of certain performing and non-performing mortgage loans by certain indirect subsidiaries of SHI (the “Whole Loans”) (referred to herein as the “Probable Whole Loan Sales”). As described above, the Company completed the sale of a portion of the Probable Whole Loan Sales on September 30, 2014 (referred to herein as the September Whole Loan Sales) for an aggregate purchase price of approximately $795 million, including advances, subject to a holdback provision of $120 million of which $41.8 million is subject to finalization of the terms and conditions of administering the holdback and the remainder is subject to whether documentation deficiencies are cured within a 60 day period (subject to extension under certain circumstances) immediately following the closing of the sale. The Company retained no interests in the Whole Loans sold in the September Whole Loan Sales, outside of the holdback provision and, therefore, the September Whole Loan Sales were treated as a sale for accounting purposes. The Whole Loans included in the September Whole Loan Sales had a carrying value of $781 million as of June 30, 2014 (after the basis adjustment for the related allowance for finance receivable losses). The Company received $20.0 million on October 16, 2014 and an additional $21.8 million on November 7, 2014 of the $120 million holdback amount and expects to receive substantially all of the remaining proceeds subject to the holdback provision.

Certain estimates for representations and warranties associated with the Securitization Asset Sale, the 2006-1 Securitization Assets Sale, and the September Whole Loan Sales have been revised since the Company’s previous Form 8-K filed on October 6, 2014 based on the most current information available to date.

The “November Whole Loan Sales”

In a Form 8-K filed with the SEC on October 6, 2014, the Company discussed that Credit Suisse continued to perform diligence on the Remaining Whole Loans, as defined below, following the September Whole Loans Sales with an unpaid principal balance of approximately $700 million (the “Remaining Whole Loans”) and additional sales may be completed during the fourth quarter of 2014, though there can be no assurances as to what portion of the Remaining Whole Loans will be sold or the timing of such sales. The Company completed the sale of a portion of the Remaining Whole Loans on November 7, 2014 (referred to herein as the “November Whole Loan Sales”) for an aggregate purchase price of approximately $270 million, including advances, subject to a holdback provision of approximately $34 million which is included in the aggregate purchase price. The Company retained no interests, outside of the holdback provision and, therefore, the November Whole Loan Sales were treated as sale for accounting purposes. The Whole Loans included in the November Whole Loan Sales had a carrying value of $260 million as of June 30, 2014 (after the basis adjustment for the related allowance for finance receivable losses).

The combined volume and aggregate purchase price of the Whole Loans sold for the September Whole Loan Sales and November Whole Loan Sales transactions of $1.07 billion, was less than the expected total of approximately $1.36 billion of the Probable Whole Loan Sales disclosed in the September Form 8-K. The Company intends to continue to explore potential sales of all or a portion of the remaining Whole Loans that were not sold in the September Whole Loan Sales and the November Whole Loan Sales with multiple prospective buyers which may or may not include Credit Suisse. The remaining Whole Loans may be sold pursuant to terms and conditions that differ to that contemplated under the Commitment Letter (as amended).

Also, the Company has made certain estimates for representations and warranties associated with the November Whole Loan Sales based upon information available to date.

The Company is retaining all second-lien mortgage loans, as well as certain first-lien mortgages, some of which have been identified by the Company and some of which will include loans that do not meet Credit Suisse’s diligence requirements. The Company is currently unable to estimate the carrying value of first lien whole loans that will be retained following any sales of the Remaining Whole Loans.

PRIOR DISPOSITIONS

The “Prior Dispositions” include the following transactions:

Third Street Disposition

On March 6, 2014, Third Street Funding LLC, (“Third Street”) a wholly owned subsidiary of SFC, agreed to sell and transfer its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2009 to Merrill Lynch, Pierce, Fenner and Smith Incorporated (“MLPFS”) for approximately $737.2 million. Third Street completed this transaction on March 31, 2014. As a result of the sale, we deconsolidated the underlying real estate loans and previously issued securitized interests, which were reported in long-term debt, as we no longer were the primary beneficiary of the securitization trust.

MorEquity Disposition

On March 7, 2014, MorEquity, a wholly owned subsidiary of SFC, entered into an agreement to sell certain performing and non-performing real estate loans for approximately $79.0 million. MorEquity completed this transaction on March 31, 2014.

Sixth Street Disposition

On May 23, 2014, Sixth Street Funding LLC (“Sixth Street”), a wholly owned subsidiary of SFC, agreed to sell and transfer its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2010 to MLPFS for approximately $263.7 million. Sixth Street completed this transaction on June 30, 2014. As a result of the sale, we deconsolidated the underlying real estate loans and previously issued securitized interests, which were reported in long-term debt, as we no longer were the primary beneficiary of the securitization trust.

2. Basis of Presentation

The Pro Forma Financial Information is based upon the Company’s previously reported consolidated financial statements, which were included in SHI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, each previously filed with the SEC.

The pro forma adjustments are based upon currently available information, and assumptions and estimates which management believes to be reasonable. The Company is retaining its entire second-lien mortgage loan portfolio and, as a result, has excluded all second-lien mortgage loans from the pro forma adjustments. Following the Asset Sale, the Company expects to retain second-lien loans with an estimated carrying amount of $448 million as of June 30, 2014 (prior to the related allowance for finance receivable losses). In addition, since the Company is unable to estimate the carrying amount of first-lien loans that will be retained following any sales of the Remaining Whole Loans, the pro forma financial information does not reflect the effects of any sales of first-lien loans other than those that have been completed as of November 7, 2014. First-lien loans with an estimated carrying amount of approximately $523 million as of June 30, 2014 (prior to the related allowance for finance receivable losses) were not sold prior to November 7, 2014 and are excluded from the pro forma adjustments. The directly attributable financial effects of all real estate loans sold as part of the Asset Sale and Prior Dispositions have been eliminated by the pro forma adjustments. As further described in the pro forma adjustments, certain pro forma financial statement effects of the Asset Sale were allocated between retained loans and sold loans, and between the Securitization Assets Sale, the 2006-1 Securitization Assets Sale, the September Whole Loan

Sales, and the November Whole Loan Sales based on the relative proportion of the monthly weighted average outstanding balances of loans in each respective category.

3. Pro Forma Adjustments

The following pro forma adjustments are included in the Pro Forma Financial Information:

A
Reflects the Company’s previously reported condensed consolidated balance sheet and statement of operations included in SHI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and in its consolidated statement of operations included in SHI’s Annual Report on Form 10-K for the year ended December 31, 2013, as applicable.

B
Represents the elimination of the assets and liabilities of AGMLT 2006-1, (as disclosed in the “2006-1 Securitization Assets Sale” column), SMLT 2011-1, SMLT 2012-1, SMLT 2012-2, SMLT 2012-3, SMLT 2013-1, SMLT 2013-2, and SMLT 2013-3 Trusts (collectively, as disclosed in the “Securitization Assets and MSR Sales” column) as well as proceeds received from the Securitization Assets Sale, the MSR Sale and the 2006-1 Securitization Assets Sale as if the Securitization Assets Sale, the MSR Sale, and the 2006-1 Securitization Assets Sale had occurred on June 30, 2014 and the Trusts had been deconsolidated as of that date.

C
Represents the elimination of the assets and liabilities, as well as receipt of proceeds related to the September Whole Loan Sales and the November Whole Loan Sales as if they had occurred on June 30, 2014.

D
Reflects the aggregate cash received for the Securitization Assets Sale of $1.63 billion, total cash of $39 million expected to be received from the MSR Sale (including amounts subject to the holdback described in Note 1), cash received for the 2006-1 Securitization Assets Sale of $9.5 million, cash received for the September Whole Loan Sales of $675 million, cash received to date from the holdback provision of $41.8 million for the September Whole Loan Sale, and cash received for the November Whole Loan Sales of $236 million. The effects from estimated liabilities for representations and warranties are included in other liabilities.

E
Represents primarily the reduction of unearned premium insurance liabilities for property and casualty and life insurance that will be cancelled as a result of the Securitization Assets Sale, the 2006-1 Securitization Assets Sale, the September Whole Loan Sales and the November Whole Loan Sales. There is also a corresponding decrease in cash of $4 million for the refund of unearned premiums due on the cancellation of such insurance policies.

F
Represents the loans that were previously recognized on the Company’s balance sheet through consolidation of the securitization vehicles that are being deconsolidated as part of the Securitization Assets Sale and the 2006-1 Securitization Assets Sale.

G	Represents the Whole Loans that are being sold as part of the September Whole Loan Sales and November Whole Loans.

H
Represents the allowance for finance receivable losses that were attributable to the loans being sold or deconsolidated, which were allocated on a per loan basis for loans accounted for under Accounting Standards Codification (“ASC”) 310-20 Nonrefundable Fees and Other Costs and on a pool basis for loans accounted under ASC 310-30 Loans and Debt Securities Acquired with Deteriorated Credit Quality.

I
Represents restricted cash and other assets that were previously recognized on the Company’s balance sheet through consolidation of the securitization vehicles that are being deconsolidated as part of the Securitization Assets Sale and the 2006-1 Securitization Assets Sale. Restricted cash includes reserve account rights sold as well as other restricted cash of the variable interest entities deconsolidated.

J
Other assets include reductions in escrow advances of $20 million, deferred financing costs related to debt of the loan securitization trusts of $13 million, and real estate owned of $6 million. In addition, adjustment includes an increase of $78.2 million and $34 million for the receivable related to the holdback provisions associated with the September Whole Loan Sales that had not been collected as of November 7, 2014 and the November Whole Loans Sales, respectively. The $78.2 million receivable for the holdback provision associated with the September Whole Loan Sales is net of $41.8 million of cash received since the Form 8-K filed with the SEC on October 6, 2014. For the purposes of pro forma reporting, the Company has made no fair value adjustments nor has it established any valuation allowances against the gross receivable under the holdback, as the Company currently expects to receive substantially all the remaining proceeds subject to the holdback provisions.

K
Represents the long-term debt incurred by securitization vehicles that are being deconsolidated as part of the Securitization Assets Sale and the 2006-1 Securitization Assets Sale. No long-term debt is eliminated with respect to the September Whole Loan Sales and November Whole Loan Sales as there is no long-term debt specifically linked or required to be repaid as a result of those sales.

L
Represents the deferred tax liability on the gain related to the Securitization Assets Sale, the MSR Sale, the 2006-1 Securitization Assets Sale, the September Whole Loan Sales, and the November Whole Loan Sales. The deferred tax liability is calculated based on the Company’s combined federal and state statutory rate of 36.6%.

M
Other liabilities include a reduction in accrued interest expense of $8 million as a result of the deconsolidation of long-term debt by securitization vehicles, a decrease in escrow liabilities of $6 million, as well as an increase in estimated liabilities for representations and warranties recorded by the Company of $6.6 million for the Securitization Assets Sale, $78 thousand for the 2006-1 Securitization Assets Sale, $3.3 million for the September Whole Loan Sales, and $1 million for the November Whole Loan Sales. Also, this amount represents the reduction of accrued liabilities for servicing expenses of $1 million that were directly attributable to the holding of the loans that are part of the Securitization Assets Sale.

N
Represents the gains, net of income tax effects, from the Securitization Assets Sale, the MSR Sale, the 2006-1 Securitization Assets Sale the September Whole Loan Sales and the November Whole Loan Sales. The tax effect is calculated based on the Company’s combined federal and state statutory rate of 36.6%.

O
Represents the elimination of operations of AGMLT 2006-1 (as disclosed in the “2006-1 Securitization Assets Sale” column), SMLT 2011-1, SMLT 2012-1, SMLT 2012-2, SMLT 2012-3, SMLT 2013-1, SMLT 2013-2, and SMLT 2013-3 Trusts (collectively, as disclosed in the “Securitization Assets and MSR Sales” column) as if the Securitization Assets Sale, the MSR Sale, and the 2006-1 Securitization Assets Sale had occurred on January 1, 2013 and the Trusts had been deconsolidated as of that date.

P	Represents the elimination of operations related to the September Whole Loan Sales and the November Whole Loan Sales as if they had occurred on January 1, 2013.

Q
Represents the elimination of operations relating to the Prior Dispositions, including the Sixth Street Disposition, the MorEquity Disposition, and the Third Street Disposition, as if they had occurred on January 1, 2013, and for the Sixth Street Disposition and the Third Street Disposition, the respective loan securitization trusts had been deconsolidated as of that date.

R
Represents the elimination of interest income attributable to loans being disposed. Interest income is allocated to pools of loans based on average carrying value for the respective period for loans within the scope of ASC 310-30 and based on average net receivable balance for other loans.

S
Represents the elimination of interest income attributable to loans disposed of in the Prior Dispositions. Interest income is allocated to pools of loans based on average carrying value for the respective period for loans within the scope of ASC 310-30 and based on average net receivable balance for other loans. Interest income attributable to the Third Street Disposition, MorEquity Disposition, and Sixth Street Disposition, respectively, totaled $22.6 million, $2.9 million, and $23.9 million for the six months ended June 30, 2014, and $88.2 million, $10.1 million, and $54.2 million for the year ended December 31, 2013.

T
Represents the elimination of interest expense by securitization vehicles that are being deconsolidated. No interest expense is eliminated with respect to the September Whole Loan Sales and November Whole Loan Sales as there is no long-term debt specifically linked or required to be repaid as a result of those sales.

U
Represents the elimination of interest expense by securitization vehicles that were deconsolidated in the Prior Dispositions. Interest expense attributable to the Third Street Disposition and Sixth Street Disposition, respectively, totaled $1.5 million and $6.2 million for the six months ended June 30, 2014, and $15.6 million and $14.8 million for the year ended December 31, 2013. There was no interest expense attributable to the MorEquity Disposition.

V
Reflects the elimination of allocated provision for finance receivable losses based on the composition of the loans within each disposition, allocated between loans accounted for under ASC 310-20, including loans that are in trouble debt restructuring (“TDR”) status, and ASC 310-30. Allocations are made based on average net finance receivables for loans within ASC 310-20 and on average carrying value for loans within ASC 310-30.

W
Reflects the elimination of allocation of provision for finance receivable losses to loans disposed of in the Prior Dispositions based on the composition of the loans within each disposition, allocated between loans accounted for under ASC 310-20, including loans that are in TDR status, and ASC 310-30. Allocations are made based on average net finance receivables for loans within ASC 310-20 and on average carrying value for loans within ASC 310-30. Provision for finance receivable losses attributable to the Third Street Disposition, MorEquity Disposition, and Sixth Street Disposition, respectively, totaled $3.9 million, $1.0 million, and $4.2 million for the six months ended June 30, 2014, and $16.7 million, $2.6 million, and $7.9 million for the year ended December 31, 2013.

X
Represents the elimination of insurance revenue and insurance loss and loss adjustment expenses from the cancellation of property and casualty insurance policies that were associated with the deconsolidated or sold loans.

Y	Represents the loss on the repayments of debt related to the Prior Dispositions for the year ended December 31, 2013.

Z	Represents the elimination of the mark to fair value of debt issued by AGMLT 2006-1 Trust.

AA	Represents the elimination of the gain or loss on disposal of the Prior Dispositions from pro forma revenue for the six months ended June 30, 2014.

AB	Represents the elimination of gains and losses on sales of real estate owned for the six months ended June 30, 2014 and for the year ended December 31, 2013.

AC	Represents the elimination of staff positions as a result of the disposition of the loans and servicing processes allocated on the basis of how each employee’s service was rendered.

AD	Represents the reduction in ongoing operating expenses, primarily reflecting credit, collections and losses expenses that were directly attributable to the holding of the loans.

AE
Represents the reduction in ongoing operating expenses that were directly attributable to the holding of the loans and debt that are part of the Prior Dispositions. Operating expenses attributable to the Third Street Disposition, MorEquity Disposition, and Sixth Street Disposition, respectively, totaled $0.8 million, $0.1 million, and $1.0 million for the six months ended June 30, 2014, and $3.7 million, $0.4 million, and $2.4 million for the year ended December 31, 2013.

AF
Represents the pro forma income tax expense effect of pro forma adjustments to income (loss) before provision for (benefit from) income taxes utilizing the Company’s combined federal and state statutory tax rate of 36.6%.